UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41705	46-4478536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Business Park Drive

Branford, CT 06405

(Address of principal executive offices)(Zip Code)

(203) 646-6446

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock: Par value $0.0001	AZTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 23, 2025, Azitra, Inc. (the “Company”), convened its 2025 annual meeting of stockholders (the “Annual Meeting”). Proxies had been submitted by stockholders representing over one-third of the shares of the Company’s common stock outstanding and entitled to vote, which constituted a quorum. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the proxy statement for the Annual Meeting (the “Proxy Statement”). As described in more detail below, the polls were left open on an additional proposal in order to allow additional time for the stockholders to vote on such proposal.

Proposal No. 1. Stockholders approved the election of the four director nominees named in the Proxy Statement to serve as members of the Board of Directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified. The director nominees named in the Proxy Statement for election to our Board of Directors are the following individuals: Francisco D. Salva, Travis Whitfill, Barbara Ryan and John Schroer, with shares voted as follows:

Name	For	Withheld	Broker Non-Votes
Francisco D. Salva	1,107,896	255,481	7,225,742
Travis Whitfill	1,120,930	242,447	7,225,742
Barbara Ryan	1,260,318	103,059	7,225,742
John Schroer	1,263,148	100,229	7,225,742

Proposal No. 3. Stockholders ratified the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, with shares voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,370,807	151,361	66,951	0

Proposal No. 4. Stockholders approved, for purposes of complying with NYSE American Rule 713(a), of the issuance of more than 19.99% of the Company’s issued and outstanding shares of common stock, including shares of common stock underlying warrants, pursuant to the purchase agreement with Alumni Capital LP, with shares voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,204,236	155,171	3,970	7,225,742

Stockholders did not vote on Proposal No. 2 (Adoption of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (as amended) to increase the authorized number of shares of the Company’s common stock from 100,000,000 shares to 200,000,000 shares) at the Annual Meeting. On June 18, 2025, the Company filed a supplement to the Proxy Statement for the Annual Meeting, which updated the disclosure included in the Proxy Statement relating to the applicable voting standard on Proposal No. 2. Accordingly, the Annual Meeting was adjourned in order to allow additional time for the stockholders to vote on Proposal No. 2.

The reconvened Annual Meeting (the “Reconvened Annual Meeting”) will be held virtually on July 3, 2025 at 11:00 a.m., Eastern Time. Stockholders can attend and participate, vote and submit a question at the Reconvened Annual Meeting via the same link previously provided upon registration for the Annual Meeting. Valid proxies submitted prior to the Annual Meeting will continue to be valid for the Reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Annual Meeting. The record date of May 28, 2025 will remain the same for the Reconvened Annual Meeting. During the period of the adjournment, the polls for Proposal No. 2 will remain open.

Additional Information and Where to Find It

In connection with the Annual Meeting, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement of which was mailed to the Company’s stockholders as of the record date for the Annual Meeting. STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AS WELL AS ALL AMENDMENTS AND SUPPLEMENTS THERETO (INCLUDING THE AMENDMENT FILED WITH THE SEC ON JUNE 18, 2025), BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MATTERS BEFORE THE STOCKHOLDERS AT THE ANNUAL MEETING. The Company’s stockholders may also obtain copies of the Proxy Statement, the Annual Report to stockholders and all other relevant documents filed or that will be filed with the SEC in connection with the Annual Meeting, without charge, once available, at the SEC’s website at http://www.sec.gov or by directing a request to: Azitra, Inc., 21 Business Park Drive, Branford, Connecticut 06405.

Participants in the Solicitation

The Company and certain of its respective directors, executive officers, and other members of management and employees may be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the Annual Meeting. STOCKHOLDERS AND OTHER INTERESTED PERSONS MAY OBTAIN, WITHOUT CHARGE, MORE DETAILED INFORMATION REGARDING THE DIRECTORS AND OFFICERS OF THE COMPANY IN ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024, WHICH WAS FILED WITH THE SEC ON FEBRUARY 24, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZITRA, INC.

Dated: June 23, 2025	By:	/s/ Francisco D. Salva
Francisco D. Salva
Chief Executive Officer